UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2014

ANNIE’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35470	20-1266625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1610 Fifth Street

Berkeley, CA 94710

(Address of principal executive offices) (Zip Code)

(510) 558-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, Annie’s, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger, dated as of September 8, 2014 (the “Merger Agreement”), with General Mills, Inc., a Delaware corporation (“General Mills”), and Sandy Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of General Mills (“Purchaser”). In accordance with the terms of the Merger Agreement, on September 22, 2014, Purchaser commenced a tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a price of $46.00 per share, net to seller in cash (the “Offer Price”), without interest thereon and less any required withholding taxes.

The Offer expired at 12:00 midnight, New York City time, at the end of the day on Monday, October 20, 2014 (the “Expiration Time”), as scheduled, and was not extended. American Stock Transfer & Trust Company, LLC, the depositary for the Offer, advised General Mills and Purchaser that, as of the Expiration Time, a total of 14,481,203 shares of Common Stock had been validly tendered and not validly withdrawn pursuant to the Offer, which tendered shares of Common Stock represent approximately 84% of the outstanding shares of Common Stock. As a result, Purchaser accepted for payment (such time of acceptance for payment, the “Acceptance Time”) all such shares of Common Stock validly tendered and not validly withdrawn pursuant to the Offer prior to the Expiration Time, and payment for such shares of Common Stock has been made to the depositary, which will act as agent for tendering stockholders for the purpose of receiving payments for tendered shares of Common Stock and transmitting such payments to tendering stockholders whose shares of Common Stock have been accepted for payment, in accordance with the terms of the Offer. The depositary also advised General Mills and Purchaser that it has received Notices of Guaranteed Delivery with respect to 1,249,377 additional shares of Common Stock, representing approximately 7% of the outstanding shares of Common Stock.

Pursuant to the Merger Agreement, on October 21, 2014, Purchaser merged (the “Merger”) with and into the Company, with the Company surviving as a wholly owned subsidiary of General Mills (the “Surviving Corporation”). The Merger was effected pursuant to Section 251(h) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), with no stockholder vote required to consummate the Merger. At the effective time of the merger (the “Effective Time”), each share of Common Stock then outstanding (other than shares of Common Stock owned by the Company of any of its wholly owned subsidiaries or by General Mills or any of its subsidiaries, or shares of Common Stock held by stockholders who had validly exercised their appraisal rights under the DGCL) was cancelled and automatically converted into the right to receive an amount in cash equal to the Offer Price, net to the seller in cash, without interest, less any required withholding taxes.

The aggregate consideration paid by Purchaser in the Offer and Merger was approximately $821 million, without giving effect to related transaction fees and expenses. General Mills provided Purchaser with sufficient funds to purchase all shares of Common Stock validly tendered and not validly withdrawn pursuant to the Offer and to pay for the acquisition of the remaining shares of Common Stock in the Merger. General Mills funded the payment from its cash on hand, readily available financing sources or a combination thereof.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on October 21, 2014 that each outstanding share of Common Stock was converted into the right to receive an amount in cash equal to the Offer Price (without interest and subject to any applicable withholding taxes) and the Company requested that the NYSE (i) suspend trading in the shares of Common Stock as of the close of business on October 20, 2014 and (ii) file with the Securities and Exchange Commission (the “SEC”) a Form 25 Notification of Removal from Listing and/or Registration to report that the shares of Common Stock would no longer be listed on the NYSE. The Company also intends to file with the SEC a Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting that the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modification of Rights of Security Holders.

The information contained in Items 2.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, upon and subject to the terms of the Merger Agreement, (i) any options to purchase Common Stock outstanding immediately before the Effective Time were cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of the aggregate number of shares of Common Stock issuable upon exercise of such option multiplied by the positive excess (if any) of the Offer Price over the per share exercise price or purchase price of such option, less any taxes required to be withheld, (ii) each restricted stock unit that conveyed the right to receive shares of Common Stock (a “Company RSU”) outstanding immediately before the Effective Time was canceled and converted into the right to receive an amount in cash, without interest, equal to the Offer Price multiplied by the number of shares of Common Stock that underlie each such Company RSU, less any taxes required to be withheld, and (iii) each performance share unit that conveyed the right to receive shares of Common Stock (a “Company PSU”) outstanding immediately before the Effective Time was canceled and converted into the right to receive an amount in cash, without interest, equal to the Offer Price multiplied by either (A) the number of shares of Common Stock that would be payable upon settlement of each such Company PSU based upon achievement of the performance goal based on actual performance through the Effective Time, in the case of Company PSUs with a performance cycle beginning more than eighteen months prior to the Effective Time or (B) the number of shares of Common Stock that would be payable upon settlement of such Company PSU upon achievement of the performance goal at target level, in the case of Company PSUs with a performance cycle beginning 18 months or less prior to the Effective Time, in each case less any taxes required to be withheld.

Item 5.01. Changes in Control of Registrant.

As described in Item 2.01 of this Current Report on Form 8-K, at the Acceptance Time, Purchaser accepted for payment all shares of Common Stock validly tendered and not validly withdrawn pursuant to the Offer prior to the Expiration Time. As a result of the acceptance of such shares of Common Stock, a change in control of the Company occurred.

The information contained in Items 2.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01. The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on September 8, 2014, and is incorporated by reference herein.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company or General Mills, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, each of the following members of the Company’s Board of Directors (the “Board”) resigned from the Board, effective immediately prior to the Effective Time: Molly F. Ashby, Robert W. Black, John M. Foraker, Julie D. Klapstein, Lawrence S. Peiros, Bettina M. Whyte and Billie Ida Williamson. These resignations were not a result of any disagreements between the Company and the current directors on any matter relating to the Company’s operations, policies or practices.

In addition, in accordance with the terms of the Merger Agreement and effective immediately prior to the Effective Time, all of the executive officers of the Company were removed from their respective positions and John M. Foraker, Marie Pillai and Trevor V. Gunderson, officers of Purchaser immediately prior to the Effective Time (except for Mr. Foraker, who was the Chief Executive Officer of the Company prior to the Effective Time), became the President, Treasurer and Secretary, respectively, of the Company. Information about Ms. Pillai and Mr. Gunderson is contained in the Offer to Purchase, filed as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed by General Mills and Purchaser with the SEC on September 22, 2014, which information is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, at the Effective Time, (i) the certificate of incorporation of the Company as in effect immediately prior to the Merger was amended and restated to read in its entirety as set forth on Exhibit B to the Merger Agreement, and (ii) the by-laws of Purchaser as in effect immediately prior to the Merger became the by-laws of the Surviving Corporation. The changes to the Company’s certificate of incorporation and by-laws relate to and are consistent with the Company becoming a wholly owned subsidiary of General Mills and its ceasing to be a public reporting company.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated September 8, 2014, by and among Annie’s, Inc., General Mills, Inc. and Sandy Acquisition Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Annie’s, Inc. with the SEC on September 8, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNIE’S, INC.

Date: October 21, 2014	By:	/s/ John M. Foraker
	Name:	John M. Foraker
	Title:	Chief Executive Officer